Exhibit 10.57(b)

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made and entered into as of January 24, 2001, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Brud Drachman (“Executive”).

Recitals

A)	On January 11, 2000 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2001 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 24, 2001, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2002 unless sooner terminated or extended as hereinafter provided.

2.	All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

Brud Drachman /s/ B. E. Drachman	By: /s/ Robert M. Gans Name: Robert M. Gans Its: Executive Vice President